UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K
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             Current Report Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): September 29, 2000

                          Arc Wireless Solutions, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                      Utah
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                 (State of Other Jurisdiction of Incorporation)


          000-18122                                  87-0454148
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   (Commission File Number)             (IRS Employer Identification Number)

                           4860 Robb Street, Suite 101
                        Wheat Ridge, Colorado, 80033-2163
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           (Address of principal executive offices including zip code)

                                 (303) 421-4063
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              (Registrant's telephone number, including area code)

                             Antennas America, Inc.
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          (Former Name or Former Address, if Changed Since Last Report)





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Item 2. Acquisition or Disposition of Assets

         On September 29, 2000, the Registrant consummated a transaction providing for the merger of Starworks Technology, Inc., a/k/a The Kit Company ("Kit") with and into Starworks Wireless Inc., a wholly owned subsidiary of the Registrant. In exchange for their stock in Kit, David McConnell and Karen McConnell, the shareholders of Kit, received consideration of $2.5 million, consisting of a total of $1.0 million in cash and $1.5 million in shares of the restricted common stock of the Registrant. The number of shares paid was 1,959,499, based on the weighted average trading price on the closing date. The Registrant is also required to pay an additional $500,000 in cash as part of the final purchase price. The $500,000 payment, will be increased or decreased by the amount which the net assets of Kit on September 29, 2000 are determined to be greater or lesser than $590,000. The final payment will be made by November 29, 2000. The amount of consideration given was determined based on arms-length negotiations between the parties. Kit's assets include cash, accounts receivable, inventory and computer and manufacturing equipment. No material relationship exists between the Registrant, or any of its affiliates, directors or officers of the Registrant, or any associate of any such directors or officers, and Mr. and Mrs. McConnell. The Registrant utilized its existing cash reserves for the cash paid at closing, and intends to use its existing cash reserves for the final cash payment.

Item 5. Other Events.

         On October 3, 2000, the Registrant issued a press release announcing the merger of Starworks Technology, Inc. into a wholly owned subsidiary of the Registrant. A copy of the press release is attached to this Report on Form 8-K as Exhibit 99.1.

Item 7.  Financial Statements And Exhibits.

         (a) and (b)       The financial statements and pro forma financial
                           information required by this item will be filed by amendment to this Form 8-K.

         (c)               Exhibit Index

Exhibit
Number      Description
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2.1         Agreement Between And Among  Starworks Technology, Inc., Starworks
            Wireless, Inc. and Antennas America, Inc. dated September 29, 2000.

99.1        Press release issued by the Registrant dated October 3, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act Of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                ARC WIRELESS SOLUTIONS, INC.


Date:    October 13, 2000                   By: /s/ Thomas R. Reed
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                                                Thomas R. Reed
                                                Chief Financial Officer